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E-mail: @sutherland.com

January 4, 2013

Board of Trustees

AmericaFirst Quantitative Funds

450 Wireless Boulevard

Hauppauge, NY 11788

Re:	AmericaFirst Quantitative Funds

Dear Trustees:

We hereby consent to the reference to our name under the caption “Counsel” in the statement of additional information filed as part of post-effective amendment No. 1 to the registration statement on Form N-1A for AmericaFirst Quantitative Funds (File No. 333-179594).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLANDASBILL&BRENNAN LLP

By:       /s/ Cynthia R. Beyea

Cynthia R. Beyea